WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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CitiBank EDGAR Filing
Financial Data Schedule



                          Name of FuVariable Annuity Portfolios
                          CIK Number0001026107
                          Series # :1
                          Series NamCitiFunds Small Cap Growth VIP Portfolio

                          Period EndDec-31-1999    [mmm-dd-yyyy]
                          Fiscal YeaDec-31-1999    [mmm-dd-yyyy]
                          Period Typ1-Year         [mo(s) or year]


Statement of Asset and Liabilities
    Assets
Investment (co $    3,120,)                                       3,824,257
Cash (domestic and foreign)                                                826
Receivable for securities Sold                                                -
Receivable for Capital Stock sold                                             -
Dividend receivable                                                          75
Interest receivable                                                           -
Other receivable                                                       29,525
Other assets                                                                  -
     Total Assets                                                 3,854,683

 Liabilities
Payable for Securities Purchased                                              -
Other payables                                                                -
Other Liablities                                                       42,302
     Total Liablities                                                  42,302

     Net Assets                                                   3,812,381

Capital Section
Paid-in Capital                                                   2,707,650
Undistributed Net Realized gain (loss) on Investments                412,314
Unrealized appreciation (depreciation) of investments and
   foreign currency translations                                     703,795
Undistributed net investment income                                   (11,378)
     Total Capital                                                3,812,381

Statement of Operations
Investment Income
Interest Income                                                          3,783
Dividend Income                                                          4,383
Other Income                                                                  -
     Total Income                                                       8,166

   Expenses
Investment advisory fees                                               16,289
Interest expense                                                              -
Other expenses                                                       187,791
     Gross expenses                                                  204,080
Less:  Waivers and Subsidies                                        (184,536)
     Net expenses                                                     19,544
     Net investment income                                           (11,378)


Net Realized and Unrealized Gain/(Loss) on Investments
Net realized gain/(loss) form investment transactions                425,218
Net change in unrealized appreciation/(depreciation)                 448,441
Net realized and unrealized gain/(loss) on investments               873,659

Net Increase/(Decrease) in Net Assets resulting
     from Operations                                                 862,281


Statement of Changes in Net Assets
Increase/(Decrease) in Net Assets from:
  Operations
Net investment income                                                 (11,378)
Net realized gain/(loss) on investments                              425,218
Net change in unrealized appreciation/(depreciation)
     of investments                                                  448,441
     Net increase/(decrease) in net assets resulting from
        operations                                                   862,281

Distribution to Shareholders
Net Investment Income                                                         -
Capital gains                                                                 -
Return of Capital (Income)                                                    -
Return of Capital (Capital)                                                   -
     Total Distribution to Shareholders                                       -

Capital Stock Transactions
Net proceeds from sale of shares                                  1,499,089
Cost of shares repurchased                                          (554,718)
Dividend and/or Distribution                                                  -
                                                                     944,371

Net Increase/(decrease) in Net Assets                             1,806,652

Net Assets
Beginning of Period                                               2,005,729
End of Period                                                     3,812,381

Miscellanous Information

    Shares
Prior                                                                208,898
Subs                                                                 136,874
Redemptions                                                           (57,218)
Reinvested                                                                    -
Current Shares                                                       288,554

Undistributed Income
Prior undistribute                                                            -
Net investment income                                                 (11,378)
Return of Capital                                                             -
Income Distribution                                                           -
Current undistribute income                                           (11,378)

Undistribute Capital Gain
Prior undistribute                                                    (12,904)
Net Capital Gain/(Loss)                                              425,218
Return of Capital                                                             -
Capital Gain Distribution                                                     -
Current undistribute income                                          412,314

Average Net Assets                                                2,171,844

Financial Highlights
Net Asset Value, Beginning of period                                      9.60
Income from Operations
     Net Investment Income                                               (0.04)
     Net realized and unrealized gain/(loss) on
        investments                                                       3.65
     Total from operations                                                3.61
Less distribution from:
     Net investment income                                                    -
     Net realized gain on investments                                         -
     Return of Capital                                                        -
     Total distributions                                                      -
Net Asset Value, end of period                                           13.21

Expense Ratio                                                             0.90


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